Exhibit 23.1

普华永道中天会计师事务所有限公司
11th Floor
PricewaterhouseCoopers Center
2 Corporate Avenue
202 Hu Bin Road, Luwan District
Shanghai 200021, PRC
Telephone +86 (21) 2323 8888
Facsimile +86 (21) 2323 8800
pwccn.com

Consent of Independence Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 9, 2010 relating to the financial statements of JinkoSolar Holding Co., Ltd., which appears in JinkoSolar Holding Co., Ltd.’s Registration Statement on Form F-1 filed with the Commission on October 26, 2010.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, People’s Republic of China

November 19, 2010